ELEPHANT & CASTLE GROUP INC.
                             EXHIBITS TO 10-KSB/A-1
                                FILE NO. 1-12134

                                  EXHIBIT 21
                           LIST OF SUBSIDIARIES




                Elephant & Castle Group Inc. (British Columbia)

Elephant & Castle Inc.       Elephant & Castle Inc.         Alamo Grill, Inc.
     (Washington)                   (Texas)                    (Minnesota)

                           E&C Pub, Inc. (California)
                    Elephant & Castle of Pennsylvania, INc.
                                 (Pennsylvania)
                     Elephant & Castle International, Inc.
                                  (Minnesota)

             50% Interest Canadian Rainforest Restaurants, Inc.
                               (Canadian Federal)